Exhibit 99.1

Heckmann Corporation Announces Record Second Quarter 2011

Financial Results

•	Revenues of $46.9 million, up 300% from the second quarter of 2010, and up 97% from the first quarter of 2011.

•	Adjusted EBITDA of $10.0 million, compared with $1.0 million in the second quarter of 2010, and up 64% sequentially.

•	Adjusted net income of $2.0 million, or $0.02 per share.

•	Company takes delivery of first-in-industry liquefied natural gas (LNG) semi tractor; plans to operate the largest LNG-powered fleet in the U.S.

•	Company announces plans to divest bottled water business and classify the segment as discontinued operations in the third quarter of 2011.

•	Company re-affirms 2011 financial guidance of over $150.0 million in revenues and $40.0 million of pro-forma adjusted EBITDA, excluding results from bottled water business segment.

Pittsburgh, PA — August 9, 2011 — Heckmann Corporation (NYSE: HEK, HEK.WS), a water solutions company focused on water issues, in particular, as water relates to oil and natural gas exploration and production, today announced financial results for the second quarter ended June 30, 2011.

“Our second quarter results reflect the growth in revenues and earnings that we believe are indicative of the enterprise we are building,” said Richard J. Heckmann, Chairman and CEO of Heckmann Corporation. “Even though two of our recent acquisitions were only included for 60 days and 15 days of the quarter, we still exceeded our financial expectations. As we have previously indicated, we are significantly expanding our produced and fresh water pipeline operations. Both are in the process of coming back on line and will add considerably to our future results. The run rate of our investments over the last year will also come into focus in the second half of this year. Accordingly, we have aggressively broadened our management team with experienced water industry executives, and we now have a company infrastructure capability far beyond our current size. And finally, we took delivery of the industry’s first LNG-powered semi tractor from Peterbilt Motors Company and we plan to add at least 200 additional LNG-powered vehicles over the next 12 months.”

Second Quarter Highlights

•	Revenues for the second quarter ended June 30, 2011 totaled $46.9 million, compared with $11.6 million for the same year-ago period, a 300% increase.

•	Net income for the period improved to $0.2 million, or break even on a per share basis, from a net loss of $12.6 million, or $(0.12) per share for the second quarter of 2010.

•	Adjusted net income for the second quarter of 2011 was $2.0 million, or $0.02 per share.

•	Adjusted EBITDA for the quarter ended June 30, 2011 was $10.0 million, compared with adjusted EBITDA of $1.0 million for the same year-ago period.

•	As of June 30, 3011 cash and cash equivalents, investments and marketable securities totaled approximately $64 million; total assets were $469 million and equity totaled $315 million.

Heckmann Corporation

•	Company reaffirms full year 2011 guidance of revenues in excess of $150 million and pro-forma adjusted EBITDA of approximately $40 million, excluding China Water & Drinks.

•	First major company in the water industry to take delivery of liquefied natural gas (LNG) semi tractor; placed order for 200 LNG trucks to build the largest LNG-powered fleet in the U.S.

•	Completed five acquisitions to expand the Company’s water solutions for energy development business and strengthen Heckmann Water Resources’ (HWR) service offering.

•	Expanded water solutions business infrastructure with the appointment of new key executives in business development, fleet and pipeline operations.

Heckmann Corporation also today announced that it is negotiating to sell China Water & Drinks, Inc., which forms the Company’s bottled water business segment. Accordingly, in the third quarter of 2011, the Company will classify China Water & Drinks as a discontinued operation and will reclassify its comparable period results to reflect this change.

“We think that China Water & Drinks has a lot of potential for growth in China, but we believe the company and its loyal employees would be better positioned for growth with another company dedicated to growth in Asia,” Mr. Heckmann stated. “By focusing on our rapidly growing U.S. water business and the domestic market for integrated water services in the oil and natural gas sectors, combined with the improving operating leverage we expect to gain as our run rate continues to grow, we are confident that our guidance of over $150 million in revenues and $40 million in adjusted EBITDA will be achieved, excluding operations from China Water & Drinks.”

Operational Update – Water Solutions for Energy Development

In the second quarter of 2011, the Company’s produced water pipeline, which was under construction for an expansion and extension, began to return to service. In the second quarter, the pipeline averaged 17,000 barrels per day throughput and was not profitable. Heckmann expects the pipeline to double its throughput and achieve solid profitability in the third quarter of 2011, and to significantly increase throughput in the fourth quarter of 2011.

The 40-mile fresh water pipeline conversion along HWR’s current right-of-ways connecting its Sabine River water source to customers’ operations in the Haynesville Shale area is progressing. The Company expects the pipeline to enter service and be profitable in the fourth quarter of 2011 with capacity to deliver up to 60,000 barrels per day of fresh water for exploration and production.

Heckmann currently owns and operates 23 disposal wells with a permitted capacity of approximately 368,000 barrels per day. The Company owns and operates a fleet of approximately 400 trucks, 433 trailers and 900 frac tanks. Heckmann estimates that in the third quarter of 2011 it will add approximately 100 conventional diesel trucks and 110 frac tanks to its fleet. Heckmann also expects to add approximately 70 LNG-powered trucks in the second half of 2011, with additional diesel trucks and frac tanks in the fourth quarter of 2011.

At the end of the second quarter of 2011, Heckmann’s domestic employment had increased to approximately 886 employees from 30 employees in the second quarter of 2010.

Heckmann Corporation

Financial Results

Revenues for the second quarter ended June 30, 2011 totaled $46.9 million, compared with $11.6 million for the same year-ago period.

Net income for the second quarter of 2011 was $0.2 million, or break even on a per share basis, compared with net loss of $12.6 million, or ($0.12) per share, for the second quarter of 2010.

Adjusted net income for the second quarter of 2011 was $2.0 million, or $0.02 on an adjusted per share basis, based on 113.5 million basic weighted shares outstanding. (A reconciliation of adjusted net income and adjusted net income per share for the quarter ended June 30, 2011 is included in the tables below.)

Adjusted EBITDA for the quarter ended June 30, 2011 totaled $10.0 million, compared with adjusted EBITDA of $1.0 million for the second quarter of 2010. (A reconciliation of adjusted EBITDA for the quarter ended June 30, 2011 is included in the tables below.)

As of June 30, 2011, Heckmann Corporation’s cash and cash equivalents, investments and marketable securities totaled approximately $64 million, total assets were $469 million, and total equity was $315 million.

Conference Call and Webcast

Heckmann Corporation will conduct a conference call today at 1:30 p.m. PT (4:30 p.m. ET) to provide commentary on second quarter 2011 operational performance and outlook. To participate on the conference call, please dial 1-877-941-4775 or 1-480-629-9713 and reference conference ID 4461549.

An audio replay of the conference call will be available approximately one hour after the conclusion of the call through August 23, 2011. The audio replay can be accessed by dialing 800-406-7325 or 303-590-3030 and entering access code 4461549.

The call will be webcast live and the webcast archive will be available for 12 months. Both will be available on the Investor section of the Heckmann Corporation web site at http://www.heckmanncorp.com.

Upcoming Investor Conferences

Mr. Richard J. Heckmann will present at the following upcoming investor conferences:

•	Wedbush Securities: 2011 Clean Technology & Industrial Growth Conference

Wednesday, September 14, 2011

San Francisco, California

•	Credit Suisse: Future of Energy Conference

September 27, 2011

New York City, New York

Additional details about the conferences will be disclosed closer to the events, as warranted.

Heckmann Corporation

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures as defined by the rules and regulations of the United States Securities and Exchange Commission. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are included in the attached financial tables.

These non-GAAP financial measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Management believes that excluding items such as acquisition expenses, amortization of intangible assets and stock-based compensation, among other items that are inconsistent in amount and frequency (as with acquisition expenses), or determined pursuant to complex formulas that incorporate factors, such as market volatility, that are beyond our control (as with stock-based compensation), for purposes of calculating these non-GAAP financial measures facilitates a more meaningful evaluation of the Company’s current operating performance and comparisons to the past and future operating performance. The Company believes that providing non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted net income, and adjusted net income per share, in addition to related GAAP financial measures, provides investors with greater transparency to the information used by the Company’s management in its financial and operational decision-making. These non-GAAP measures should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP.

About Heckmann Corporation

Heckmann Corporation (NYSE: HEK, HEK.WS) is a services-based company focused on total water solutions for shale or “unconventional” oil and gas exploration. The Company’s water solutions for energy development segment is called Heckman Water Resources, or HWR, and includes water disposal, trucking, fluids handling, treatment and pipeline transport facilities, and water infrastructure services for oil and gas exploration and production companies. Through these operations, HWR offers an integrated and efficient full service water program for hydraulic fracturing operations.

Interested stockholders and investors can access additional information about Heckmann on the Company’s web site at http://www.heckmanncorp.com, and in documents filed with the U.S. Securities and Exchange Commission, on the SEC’s web site at http://www.sec.gov.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation forecasts of growth,

Heckmann Corporation

revenues, adjusted EBITDA and pipeline expansion, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in acquiring and integrating businesses; whether certain markets grow as anticipated; and the competitive and regulatory environment. Additional risks and uncertainties are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as well as the Company’s other reports filed with the United States Securities and Exchange Commission and are available at http://www.sec.gov/ as well as the Company’s website at http://heckmanncorp.com/. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Brandi Piacente

The Piacente Group, Inc.

Tel. +1 212-481-2050

heckmann@tpg-ir.com

– tables to follow –

Heckmann Corporation

HECKMANN CORPORATION AND SUBSIDARIES

Consolidated Balance Sheets

(In thousands, except share data)

	June 30, 2011	December 31, 2010
ASSETS
Current Assets
Cash and cash equivalents	$36,887	$91,212
Certificates of deposit	11,830	11,830
Marketable securities	6,113	75,554
Accounts receivable, net	42,389	17,749
Inventories, net	3,088	1,877
Prepaid expenses and other receivables	4,890	2,893
Income tax receivable	2,018	1,980
Other current assets	1,908	144

Total current assets	109,123	203,239
Property, plant and equipment, net	210,102	103,618
Marketable securities	8,873	14,619
Equity investments	7,182	7,628
Intangible assets, net	32,210	24,526
Goodwill	100,665	47,350
Other	1,173	273

TOTAL ASSETS	$469,328	$401,253

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$31,331	$20,961
Deferred revenue	158	346
Accrued expenses	26,117	21,680
Current portion of long term debt	33,827	11,221
Due to related parties	423	414

Total current liabilities	91,856	54,622
Long-term debt, less current portion	36,494	20,474
Long-term deferred income taxes	12,771	8,773
Other long-term liabilities	11,438	14,307

Equity:

Preferred stock, $0.001 par value, 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 500,000,000 authorized at June 30, 2011 and December 31, 2010, 131,036,430 shares issued and 116,727,227 shares outstanding at June 30, 2011 and 127,489,387 shares issued and 114,180,184 shares outstanding at December 31, 2010	128	126
Additional paid-in capital	764,993	747,187
Purchased warrants	(6,844)	(6,844)
Treasury stock	(19,500)	(15,088)
Accumulated deficit	(423,311)	(423,859)
Accumulated other comprehensive income	(108)	99

Total equity of Heckmann Corporation	315,358	301,621

Noncontrolling interest	1,411	1,456

TOTAL EQUITY	316,769	303,077

TOTAL LIABILITIES AND EQUITY	$469,328	$401,253

Heckmann Corporation

HECKMANN CORPORATION AND SUBSIDARIES

Consolidated Statements of Operations

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$46,933	$11,626	$70,693	$20,231
Cost of goods sold	35,685	8,647	54,365	15,469

Gross profit	11,248	2,979	16,328	4,762
Operating expenses:
Selling and marketing	788	797	1,272	1,306
General and administrative	9,441	4,717	15,281	7,523
Pipeline start-up and commissioning	—	13,005	—	13,005

Total operating expenses	10,229	18,519	16,553	21,834

Income (loss) from operations	1,019	(15,540)	(225)	(17,072)
Interest income (expense), net	(895)	532	(1,147)	1,098
Loss from equity method investment	(422)	(4,098)	(462)	(4,048)
Other, net	558	3,926	2,547	4,257

Income (loss) before income taxes	260	(15,180)	713	(15,765)
Income tax benefit (expense)	(77)	2,580	(210)	2,722

Net income (loss)	183	(12,600)	503	(13,043)
Less: Net income (loss) attributable to the noncontrolling interest	—	(61)	45	(24)

Net income (loss) attributable to common stockholders	$183	$(12,661)	$548	$(13,067)

Heckmann Corporation

Heckmann Corporation and Subsidiaries

Adjusted EBITDA for the quarter ended June 30, 2011

(millions)

Net income	$0.2
Add: income taxes	0.1
interest expense	0.9
depreciation	5.6
amortization	0.7

Stock based compensation	0.4
China litigation and other one time charges	0.7
Acquisition related costs and one time JV charge	1.4

Adjusted EBITDA	$10.0

Heckmann Corporation and Subsidiaries

Adjusted Earnings Per Share for the quarter ended June 30, 2011

(in millions except share and per share data)

Pretax income	$0.3
Adjustments:
Stock based compensation	0.4
China litigation and other one time charges	0.7
Acquisition related costs and one time JV charge	1.4

Adjusted pretax income	2.8
Tax effect @ 30%	(0.8)

Adjusted net income	2.0
Basic weighted average shares outstanding	113,530,367

Adjusted basic EPS	$0.02